                                                                     EXHIBIT 4.4


                        BROWNING FERRIS INDUSTRIES, INC.
                      1996 STOCK INCENTIVE PLAN AGREEMENT
                           NON-QUALIFIED STOCK OPTION


Under the terms and conditions of the 1996 Stock Incentive Plan (the "Plan") of Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), a copy of which is attached hereto and incorporated herein by reference, the
Company hereby grants to                 , effective on the Date of Grant
indicated below, the option to purchase           shares of the Company's
Common Stock, $.16-2/3 par value (the "Common Stock"), at the price of
$          per share, subject to adjustment as provided in the Plan.

This option shall be a non-qualified stock option for a term commencing on the
Date of Grant and ending              .  Further, this option shall terminate
on the earlier of such expiration date or a period of thirty (30) days following the severance of the employment or the affiliate relationship, as the case may be, between the Company and the optionee for any reason, with or without cause, other than death or retirement in the case of an employee as set forth in more detail in the Plan. During the thirty day period following the severance of the employment or affiliate relationship, the optionee may exercise the option, but only with respect to the number of shares of Common Stock that could have been acquired under the option on the date of severance of the employment or affiliate relationship.

This option shall not be exercisable to any extent by the optionee unless and until the Plan is approved by the Company's stockholders, a registration statement with respect to the Common Stock covered by the Plan shall be effective under the Securities Act of 1933, as amended, and the Common Stock is listed for issuance with the various stock exchanges. Subject to the satisfaction of the foregoing conditions precedent, this option shall be exercisable during each yearly period following the Date of Grant to the extent of the cumulative percentage of the shares covered by this option as indicated in the following table:

Yearly Period Following         Cumulative Percentage
     Date of Grant              of Options Exercisable
---------------------           ----------------------
First                                   0%
Second                                 25%
Third                                  50%
Fourth                                 75%
Thereafter                            100%

The optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

                                           BROWNING-FERRIS INDUSTRIES, INC.

Date:                                      By:
     -----------------------                  --------------------------------
         (Date of Grant)                               Gerald K. Burger
                                                 Vice President and Secretary


ACCEPTED:                                  Optionee's Permanent Mailing Address:
                                                   (Please print or type)

--------------------------------------     -----------------------------------
    (Please print or type full name)

                                           -----------------------------------

--------------------------------------              -           -
    Full Signature of Optionee             -----------------------------------
                                           OPTIONEE SOCIAL SECURITY NUMBER